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                  GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We have issued our report dated March 2, 2001, accompanying the consolidated financial statements included in the Annual Report of Gateway Energy Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Gateway Energy Corporation on Form S-8 (File No. 333-80897, effective June 17,
1999).

GRANT THORNTON LLP



Houston, Texas
March 2, 2001